Exhibit 99.1

News Release

CARVANA FULLY SATISFIES PUBLIC ISSUANCE REQUIREMENTS OF PREVIOUSLY ANNOUNCED EXCHANGE OFFER TRANSACTION SUPPORT AGREEMENT, RAISING $225 MILLION THROUGH AT-THE-MARKET EQUITY OFFERING PROGRAM

PHOENIX – July 27, 2023 – Carvana Co. (“Carvana” or the “Company”), the fastest growing used car dealer in U.S. history, today announced that it has raised $225 million through the issuance of approximately 4.9 million shares through its at-the-market equity offering program (“ATM”), fully satisfying the public equity requirement of its exchange offer transaction support agreement (“TSA”). The TSA, which was announced last week, provides significant financial flexibility to Carvana including reducing required cash interest expense by more than $430 million for the next two years, extending maturities, and lowering total debt outstanding by over $1.2 billion.

“We are pleased to announce that we have successfully raised $225 million through our at-the-market offering program, fulfilling the public issuance commitment of our exchange offer transaction support agreement,” said Mark Jenkins, Carvana’s Chief Financial Officer. “Our liquidity position is strong, and any further issuance under the program would be purely opportunistic. We have no plans for an underwritten equity offering at this time.”

Pursuant to the TSA, the Garcia party investors have agreed to purchase $126 million of equity securities from Carvana prior to twenty business days after the upcoming launch of the notes exchange offer, unless certain other conditions are met.

Citigroup Global Markets Inc. and Moelis & Company LLC served as joint sales agents under the ATM program.

About Carvana (NYSE: CVNA)
Carvana (NYSE: CVNA) is the industry pioneer for buying and selling used vehicles online. As the fastest growing used automotive retailer in U.S. history, its proven, customer-first ecommerce model has positively impacted millions of people’s lives through more convenient, accessible and transparent experiences. Carvana.com allows someone to purchase a vehicle from the comfort of their home, completing the entire process online, benefiting from a 7-day money back guarantee, home delivery, nationwide inventory selection and more. Customers also have the option to sell or trade-in their vehicle across all Carvana locations, including its patented Car Vending Machines, in more than 300 U.S. markets. Carvana brings a continued focus on people-first values, industry-leading customer care, technology and innovation, and is the No. 2 automotive brand in the U.S., only behind Ford, on the Forbes 2022 Most Customer-Centric Companies List. Carvana is one of the four fastest companies to make the Fortune 500 and for more information, please visit www.carvana.com and follow us @Carvana.

Carvana also encourages investors to visit its Investor Relations website as financial and other company information is posted.

No Offer

This communication is not intended to and does not constitute an offer to sell, buy or subscribe for any securities or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Note Regarding Forward-Looking Statements
These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the proposed transactions. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts, including, among others, statements we make regarding the transactions contemplated by the Support Agreement with holders of our senior notes; short-term and long-term liquidity; potential sales of our Class A common stock using the at-the-market program; expectations regarding our operational and efficiency initiatives, our strategy, expected gross profit per unit, forecasted results, and expectations regarding the effect of Carvana’s actions to improve performance. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: our inability to consummate the transactions contemplated by the Support Agreement as scheduled or at all; the volatility of the trading price of our Class A common stock, which can increase as a result of the issuance of equity pursuant to the Support Agreement and the use of the at-the-market program; the impact on our business from the larger automotive ecosystem and macroeconomic conditions, including consumer demand, global supply chain challenges, heightened inflation and rising interest rates; our ability to raise additional capital, the quality of the financial markets, and our substantial indebtedness; our history of losses and ability to achieve or maintain profitability in the future; our ability to sell loans into the market; the seasonal and other fluctuations in our quarterly operating results; our ability to compete in the highly competitive industry in which we participate; the changes in prices of new and used vehicles; our ability to sell our inventory expeditiously; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the second quarter of 2023 and documentation relating to the transactions (such as the Exchange Offer Memorandum and Consent Solicitation Statement). There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Contact:

Investor Relations:
Carvana
Mike Mckeever
investors@carvana.com

Media Contact:
Carvana
Kristin Thwaites
press@carvana.com